EXHIBIT 10.26

                                  CONFIDENTIAL

                               TEAMING AGREEMENT
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     THIS AGREEMENT made the 19th day of August, 1997


BETWEEN: DCX SYSTEMS LTD., a corporation incorporated under the laws of Canada, having its principal place of business at 8162 Pinellas Park Drive, Niagara Falls, Ontario, L2H 3B1,

          (hereinafter referred to as "DCX")

AND: BELL CANADA, a corporation incorporated under the Canada Business Corporations Act, having its principal place of business at 1050 Beaver Hall Hill, Montreal, Quebec, Canada, H2Z 1S4,

          (hereinafter referred to as "BELL")

WHEREAS BELL has issued a Request for Quotation # 121960719 dated July 12th, 1996 (hereinafter the "Request for Quotation");

WHEREAS DCX has presented a Proposal dated August 13th, 1996 with respect to the Request for Quotation (hereinafter the "Proposal");

WHEREAS the parties have signed a Letter of Agreement dated January 30th, 1997 (the Letter of Agreement) attached hereto as Appendix "A" under which they have agreed to proceed with a Field Trial to test the Derived Channel System (the Field Trial);

WHEREAS the parties have subsequently entered into negotiations with respect to the implementation of a Derived Channel Multiplex Network used to provide data over voice services in BELL's territory in Quebec and Ontario;

WHEREAS the parties wish to establish their respective rights and obligations and the method of sharing the financial benefit that may arise from the recurring revenues generated by the Derived Channel Multiplex Network as stated herein.

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NOW THEREFORE WITNESSETH that, in consideration of the premises and the terms, conditions and mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1        INTERPRETATION

         1.1      Definitions

                  1.1.1 The following terms used in this Agreement shall have the definitions respectively assigned to them hereunder unless the subject matter or context of this Agreement otherwise requires:

                           1.1.1.1 "AGREEMENT" shall mean this Agreement.

                           1.1.1.2 "CUSTOMER OF BELL" shall mean the person or entity that is subscribing to the Services, said Services as are further described in Section 2.3.

                           1.1.1.3 "DERIVED CHANNEL CONNECTION" shall mean each port used in the scanner comprised in the Equipment provided by DCX and owned by BELL and used by a customer of BELL within Quebec and Ontario.

                           1.1.1.4 "DERIVED CHANNEL MULTIPLEX NETWORK" shall mean the message switches, scanners and other related equipment, including software, used to provide alarm and other data over voice transport services.

                           1.1.1.5  "INTELLECTUAL PROPERTY" shall mean
                                    anything protected or that may be protected by Intellectual Property Rights and includes, without limitation, inventions, methodologies, software, processes, know-how and technical information.

                           1.1.1.6 "RECURRING REVENUE" shall mean the monthly amount invoiced by BELL to its Customers for each Derived Channel Connection, excluding taxes and one time service charges.


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                           1.1.1.7  "NPV" shall mean the Net present value
                                    (evaluated at day one of the Term of this Agreement) of the amount where indicated and is calculated using a discount factor of
                                    11.1 % of capital cost.

         1.2 All amounts stipulated in this Agreement are in Canadian (CDN) dollars.

2        OBJECT

         2.1 The Preamble forms part of this Agreement.

         2.2 DCX hereby agrees to sell to BELL and BELL hereby agrees to buy from DCX, Derived Channel Multiplex Network software and firmware as further described in Section 3.1, the whole under the terms and conditions and for the consideration stipulated herein.

         2.3 BELL shall use Derived Channel Multiplex Network to provide alarm and other data over voice transport services (hereinafter referred to as the "Services").

         2.4 The Services will be offered to BELL's Customers located in its operating territory, in Quebec and Ontario.

         2.5 The Services will be provided over BELL's network and equipment.

         2.6 This Agreement is strictly conditional upon the successful completion of the Field Trial by DCX in accordance with the terms and conditions of the Letter of Intent. Following such successful completion, the provisions of the Letter of Intent shall become inapplicable and will be deemed replaced by this Agreement. Should the Field Trial not meet the criteria specified in the Letter of Intent, this Agreement shall become null and void and of no further effect.

3        OBLIGATIONS OF DCX

         3.1 DCX hereby agrees to sell to BELL the Derived Channel Multiplex Network software and firmware listed in Appendix "B" attached hereto and all other additional components as BELL may require from time to time during this Agreement to provide the Services (the equipment listed in Appendix "B", together with any additional components being collectively referred to herein as the "Equipment").

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         3.2      DCX hereby grants to BELL a non-exclusive, transferable,
                  ongoing, paid up license to use the programs and the software (in object-code only) installed or comprised in the Equipment, regardless of whether DCX is providing the maintenance support services or not. This license shall survive the termination or expiry of the Term of this Agreement.

         3.3 DCX will stock an adequate supply of Equipment, parts and components to fully support BELL's demand.

         3.4 DCX will ship the Equipment at its own risks and expenses to BELL as per the deployment schedule of Appendix "C" attached hereto (the Deployment Schedule) and as reasonably ordered from time to time by BELL in a Purchase Order specifying the exact quantity, delivery date and location. Should DCX fail to timely deliver Equipment as ordered by BELL, such failure shall constitute material breach under the provisions Section
                  18.1 below.

         3.5 As stated in Section 3.1 above, DCX will provide equipment in addition to that listed in Appendix "B" and will also effect delivery thereof as may be required from time to time by BELL. Such additional equipment shall be governed by the terms and conditions of this Agreement.

         3.6 DCX warrants that the Equipment will be free from defects in material and workmanship upon delivery and will perform according to the specifications detailed in the Proposal throughout the Term of this Agreement.

         3.7 DCX warrants it is the rightfull owner of the Equipment with the right to license the software and warrants that Equipment will be free and clear form any lien and encumbrances.

         3.8 DCX will provide at no additional cost, "Premium Network/Support Package" maintenance services for the Equipment as specified Appendix "D" attached hereto. When access to BELL's premises or third parties premises is required by DCX to effect maintenance services, it shall be strictly in accordance with all procedures established from time to time by BELL, namely, BELL reserves the right to limit access to specific individuals, to request appropriate identification and to schedule such activities at certain times such as during off normal hours designated by BELL.

         3.9 DCX represents to BELL that it has developed and will constantly update a modernization plan for future developments of the Derived Channel Multiplex


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                  Network, including a plan to modernize the current main
                  scanner technology within two (2) years from the signature of this Agreement. If deemed appropriate by BELL and DCX, DCX will replace or upgrade the current scanner technology with the new scanner technology, when it is available, the whole, at its own costs and expenses, except that installation will be assumed by BELL but paid for by DCX.

         3.10 DCX warrants all Equipment shall comply with all applicable laws, regulations and standards, namely, but without limitation, U.L.C., C.S.A. and NFPA-72.

         3.11 DCX will provide twenty-five (25) training sessions and all necessary documentation as specified in the Proposal.

         3.12 DCX will provide BELL with all documentation and manufacturer's specifications (in French and English) necessary for the installation and operation of the Equipment.

         3.13 DCX will provide a standard solution acceptable to BELL by the end of July 1998 to provide the Services with the DMS-IU; in order to do so, DCX will need data and information from Nortel, the details of which it will provide to BELL by the end of September 1997. BELL will take reasonable steps to ensure Nortel is cooperating in providing such requirements to DCX. Should the DMS-IU solution not be made available to BELL by the end of July 1998, in spite of Nortel's collaboration, the number of Derived Channel Connections contemplated in
                  Section 5.1 will be modified from 52,000 to 32,000.

         3.14 DCX will make available from alarm panel suppliers (including DSC Sur-Gard) the STU's and Line Card receivers on the later of ninety (90) days following signature of this Agreement, or thirty (30) days following the last day of the Field Trial.

         3.15 DCX also grants BELL the right to rent ports or otherwise allow use of ports on the switches comprised in the Equipment to any Canadian Telephone Company who has purchased network equipment from DCX. Such rental or use shall be under terms and conditions as BELL may determine appropriate from time to time, it being understood that the revenues (if any) that BELL may receive therefrom are not to be considered for the purpose of calculating the Retribution described in Section 7 herein.

         3.16 DCX represents and warrants that each equipment and software delivered or developed under this Agreement is designed to be used prior to, during, and after the calendar year 2000 A.D. and that the Equipment delivered or developed under


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                  this Agreement will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century.

                  Without limiting the generality of the foregoing, DCX further represents and warrants that the Equipment:

                  A) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                  B) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recongnition, calculations which accomodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and

                  C) includes "year 2000 capabilities". "Year 2000 capabilities" means the Equipment:

                           i) will manage, calculate, sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas, including leap years and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

                           ii)      provides that all date-related user
                                    interface functionalities and data fileds include the indication of century; and

                           iii)     provides that all date-related data
                                    interface functionalities include the
                                    indication of century.

                  If requested to do so by BELL, DCX will, from time to time provide BELL with the results of testing done by DCX on the Equipment to verify that the Equipment is Year 2000 compliant in accordance with the terms of this warranty. Should the results of testing reveal that the Equipment is not Year 2000 compliant in accordance with the terms of this warranty, DCX shall, without charge to BELL, repair or replace the non-compliant Equipment within the period of time to be specified by BELL; should such repair or replacement be not completed within the time specified, BELL shall have the right to have any necessary changes or repairs performed itself and the DCX shall reimburse BELL for any expense incurred thereby.

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                  In the event of a breach of the Year 2000 warranty herein, and notwithstanding anything to the contrary in this Agreement, DCX shall assume all risks and responsibilities inherent to such warranty and shall indemnify and save harmless BELL and its customers from and against any and all claims, demands, suits, actions, or causes of actions, of any kind whatsoever, for direct or indirect damages, losses, costs, injuries, death, property damage, claims and/or expenses resulting from this Agreement, and shall also include all judiciary and extra-judiciary costs incurred by BELL arising from such breach.

4        OBLIGATIONS OF BELL

         4.1 BELL shall provide Central Office or other space as required for the installation and operation of Equipment.

         4.2 The size and location of the area in the Central Offices or elsewhere is within the sole discretion of BELL and BELL may relocate or rearrange the Equipment from time to time at its discretion and for any reason.

         4.3 BELL shall provide the necessary electrical power to operate the Equipment and the necessary cabling between the scanner and BELL's frame. Power requirements are as specified in the Proposal.

         4.4      BELL shall test, configure, install and operate the Equipment.

         4.5 Subject to the provisions of Section 3.8, BELL shall maintain the Equipment.

         4.6 BELL will act as the only interface for the Services with its Customers and will be responsible for Services ordering, and Services billing.

         4.7 In a manner consistent with the strategy conveyed in the Deployment Schedule, BELL will file to the CRTC, no later than the end of 1997, a request to discontinue its Class A and B offerings or to remove the alarm application from class A and B offerings, and it will file to the CRTC, no later than the end of 1998, a request to raise the tariffs of the S-3T3 Data Services (DVAC S). However, BELL does not make any warranty or representation to DCX as to the issue of such requests to the CRTC.


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5        TERM

         5.1 Subject to the provisions of Section 3.13, this Agreement shall be for a term starting upon its execution by both parties and terminating on the last day of the 48th month following the moment a total of 52,000 Derived Channel Connections are achieved, (the Term);

         5.2 For the purpose of calculating the number of achieved Derived Channel Connections in Section 5.1 above, in addition to the number effectively achieved, a number of 1,000 Derived Channel Connections will be deemed to have been achieved for each week during which the STU's and Line card receivers are not available from alarm panel suppliers (including DSC Sur-Gard) on the later of ninety (90) days following signature of this Agreement or thirty (30) days following the last day of the Field Trial. However, the number of Derived Channel Connections deemed achieved hereunder shall not be considered for the purpose of payments to DCX under Section 7.

         5.3 Sixty (60) days prior to the expiry of the Term, the parties shall either:

                  5.3.1 enter into good faith negotiations to determine the terms and conditions applicable to an eventual renewal thereof and revenue sharing arrangement on a basis that fairly acknowledges the respective contribution of each of the parties. or,

                  5.3.2 mutually agree not to renew this Agreement, in which case this Agreement will terminate at the expiry of the Term and BELL will remain the absolute owner of the Equipment.

         5.4 Should the parties fail to reach an agreement on mutually acceptable renewal terms and conditions at least ten (10) days prior to the expiry of the Term (or at a later date agreed to in writing), the matter will be referred to arbitration as per the provisions of Section 14.2 herein whereby, however, the arbitrators will only act as "amiable compositeurs" and issue a non-binding recommendation (the Recommendation) accompanied by an agreement reflecting the Recommendation.

         5.5 Within ten (10) days from the date of the Recommendation, should one of the parties not have executed the agreement reflecting said Recommendation, it shall be deemed to have rejected renewal and the following shall apply:


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                  5.5.1    If rejection is attributable to DCX, then this
                           Agreement will terminate at the expiry of the Term and BELL shall remain the absolute owner of the Equipment.

                  5.5.2 If rejection is attributable to BELL, then, BELL shall remain the absolute owner of the Equipment and:

                           5.5.2.1 If a total of $ * Millions NPV or more has been paid to date to DCX under the provisions of Section 7 of this Agreement, BELL will, at its discretion, either:

                                        i)       pay *% of the  Recurring
                                                 Revenue for one additional term
                                                 of one year, up to a maximum of
                                                 $ * Millions for that year; or,

                                        ii)      pay *% of the Recurring Revenue
                                                 for five (5) additional terms
                                                 of one year, and DCX shall
                                                 provide, free of charge to
                                                 BELL, maintenance services and
                                                 support as per the "Premium
                                                 Network/Support Package"
                                                 (Appendix "D") herein and
                                                 shall contribute in R. & D.
                                                 Activities as described in
                                                 Section 9, in the amount of $1
                                                 Million per year.

                           5.5.2.2 If the total of $ * Millions NPV has not been paid to DCX to date under the provisions of Section 7 of this Agreement and DCX has supplied at least a value of $ * Millions NPV in Equipment, maintenance services, administration, sales support and training, then the provisions of said
                                    Section 7 shall continue to apply until the amount of $ * Millions NPV is reached and, after, BELL will continue to pay *% of the Recurring Revenue for one additional term of one year, up to a maximum of $ * Millions for that year.

                           5.5.2.3 If the total of $ * Millions NPV has not been paid to DCX to date under the provisions of Section 7 of this Agreement and DCX has supplied less than a value of $* Millions NPV in Equipment, maintenance services, administration, sales support and training, then the amount of $ * Millions NPV to be reached will be reduced to a new amount according to the following formula:

* Confidential information which has been omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and filed separately with the SEC.

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    $Value of Equipment, maintenance
    Services, administration, sales support
    And training supplied by DCX
    _______________________________________ X  $  *   Millions NPV = new amount
             $ * Millions NPV

                                and the provisions of Section 7 shall
                                continue to apply until such time as
                                this new amount is reached and after,
                                BELL will continue to pay *% of the
                                Recurring Revenue for one additional
                                term of one year, up to a maximum of $ *
                                Millions for that year.

         5.6 Notwithstanding the provisions of Sections 5.3, 5.4 and 5.5 above, it is expressly understood that, at the end of the Term, should BELL determine that the Derived Channel Network technology offered by DCX will not meet its future requirements, then BELL may go to tender to identify a preferred supplier capable of providing the Services throughout the entire BELL territory and, if BELL selects another supplier, then, provided DCX has been invited to tender and further provided that the other supplier offers technology able to coexist with voice over any kind of transport medium; then:

                  5.6.1    BELL will remain the absolute owner of the Equipment;
                           and

                  5.6.2 BELL's only obligation shall be to pay the following percentages of Recurring Revenue to DCX up to and until the time BELL decides to disconnect the
                           Equipment:

                           Year 6 = *%
                           Year 7 = *%
                           Year 8 = *%
                           Year 9 = *%
                           Year 10 = *%

                           but in the aggregate, not to exceed a maximum amount of $ * Millions NPV; or the "new amount", as defined in Section 5.5.2.3, if DCX has supplied less than a value of $ * Millions NPV in Equipment, maintenance services, administration, sales support and training.

* Confidential information whch has been omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and filed separately with the SEC.


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         5.7      For the purpose of calculating the value in Equipment,
                  maintenance services, administration, sales support and training supplied by DCX under Sections 5.5.2.2., 5.5.2.3 and 5.6.2., the prices shown in the Proposal shall remain applicable throughout the Term and, within thirty (30) days following the end of each fiscal year of BELL, DCX shall provide BELL with a statement showing the dollar value respectively attributable to Equipment, maintenance services, administration, sales support and training supplied during that year.

         5.8 Subject to the provisions of 5.5.2.1 ii), DCX agrees to provide maintenance services as may be required by BELL for the prices shown in Appendix "D", during any additional term of this Agreement where BELL continues paying a Revenue to DCX under this Section 5.

6        EQUIPMENT TITLE AND RISKS

         6.1 Title to the Equipment shall pass to BELL upon delivery.

         6.2 Risks of loss or damage to the Equipment shall be assumed by BELL upon transfer of title.

7        PAYMENTS TO DCX

         7.1 In consideration for the benefits derived from this Agreement, BELL shall pay DCX an amount equal to * (*%) of the Recurring Revenue (less PST and GST) received from its customers for each Derived Channel Connection (the Retribution) during the term of this Agreement.

         7.2 The parties acknowledge and agree that the following percentages represent a fair allocation of the Retribution for accounting and tax purposes:

                  i)       Equipment                77%

                           Maintenance Services      7%

                           Administration, sales
                           support and training     16%
                                                   ---
                           Total                   100%

* Confidential information which has been omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and filed separately with the SEC.

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         7.3      The Retribution will be payable quarterly in arrears, less all applicable withholding for payments to non-residents of Canada as determined by Canadian and provincial legislation.

         7.4 The parties will put in place a mutually acceptable connection tracking system using a software provided by DCX and able to identify separately two types of connection: i) residence ii) business. The Retribution will be calculated quarterly based on the numbers shown by such system.

         7.5 Within thirty (30) days from the end of each quarter of the term, BELL shall send to DCX copy of a report originating from the tracking system, indicating the basis for calculation of the Retribution and the corresponding Retribution payment.

         7.6 BELL will apply a monthly rate of $11.95/connection for residential customers and of $14.95/connection for business or commercial customers. BELL may modify these rates, at its discretion, at any time during the Term or renewal of this Agreement, in which case, BELL will advise DCX thirty (30) days in advance.

8        SALES AND MARKETING SUPPORT

         8.1 BELL and DCX will actively cooperate and participate in the promotion and marketing of the Services as follows:

                  8.1.1 DCX will hire and keep the necessary number of employees dedicated on a full time basis to market the Services in BELL's territory. At least one of these employees will speak french for Quebec customers.

                  8.1.2 BELL and DCX shall equally share the expenses related to expositions seminars and trade shows; however DCX will provide the kiosk.

                  8.1.3 BELL and DCX shall jointly approach potential customers for all Derived Channel Network applications but BELL shall be the sole supplier of the Services.

9        ONGOING RESEARCH AND DEVELOPMENT

         9.1 DCX agrees to provide the resources to meet with customers to evaluate applications opportunities other than alarms.


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         9.2      DCX shall invest into Research and Development (R & D) an
                  amount sufficient to develop multiple applications (allowing more than one application to be rerouted to more than one control or monitoring center) and to make them available to BELL's customers for field trial within one hundred and eighty
                  (180) days following the moment BELL and DCX agree on a defined application.

         9.3 DCX will invest in other R & D activities such as the elimination of the 2.8 kHz tone generated by a transaction as a priority project; "100 bytes" transaction and "switch increased productivity" will be prioritized according to development plans to be separately agreed upon between BELL and DCX.

         9.4 Should BELL decide to financially participate with DCX in R & D Activities, the terms and conditions governing such participation will be agreed upon between BELL and DCX in a separate agreement and BELL shall be entitled to share revenues therefrom with DCX and to exploit the results of the R & D Activities.

10       TECHNOLOGY COMMITTEE

         10.1 Each party shall appoint at least one representative to participate in regular technology meetings held no less than every six (6) months throughout the Term (the Technology Committee).

         10.2 The Technology Committee will work on a regular basis to explore the technology requirements for the future.

11       FIRST RIGHT OF REFUSAL

         11.1 Before accepting an offer by a third party (other than a corporation which is an affiliate within the meaning of the now current Business Corporations Act) to acquire the whole of its business of providing the Services to its Customers, BELL shall offer DCX to acquire the same, under the same terms and conditions as offered by such third party, by sending a notice to that effect to DCX. Failure by DCX to accept such offer within ten (10) days of its date shall constitute conclusive evidence of its rejection by DCX and DCX will have no further first right of refusal.

         11.2 The above first right of refusal is strictly conditional upon its compliance, now and in the future, with all applicable laws, rules and regulations, namely, but without limitation, the orders of the CRTC.

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12       OWNERSHIP OF INTELLECTUAL PROPERTY

         12.1 All Intellectual Property developed by a party prior to this Agreement belongs to that party.

         12.2 It is understood and agreed that any Intellectual Property developed by one of the parties under this Agreement, shall belong to the party that developed it.

13       SUBCONTRACTING

         13.1 Provided it has obtained the other party's approval, which shall not be unreasonably withheld and shall not be necessary for BELL with regards to the installation of the Equipment, each party may subcontract to a third party the performance of all or a part of the obligations to be performed by such party under this Agreement, but this party shall at all times remain liable towards the other parties for all its obligations under this Agreement.

         13.2 Each subcontractor that may become so involved shall sign a statement in writing satisfactory to the parties to the effect that it agrees to be bound by the Confidential Information provisions of this Agreement.

14       DISPUTES RESOLUTION

         14.1     Negotiation of the parties

                  The parties agree that they shall use their best efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, they shall submit such disagreements to a committee constituted by the parties to be comprised of an equal number of senior management representatives or their duly appointed nominees, from each party (the "Executive Committee"), the members of which shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution.

         14.2     Arbitration

                  Subject to the provisions of Section 5.4, any dispute which cannot be resolved through negotiation between the parties, will be definitely resolved through binding arbitration to the exclusion of the Courts, submitted to an arbitration panel of three members, in the following manner.

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TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 15
================================================================================


                  14.2.1 at the request of one party, each party shall appoint one arbitrator, and the two such appointed shall appoint a third arbitrator.

                  14.2.2 if one of the parties fails to appoint an arbitrator within thirty (30) days of having been notified by the other party to do so, or if the arbitrators fail to agree on the choice of the third arbitrator within thirty (30) days after their appointment, a judge having jurisdiction shall make the appointment on the motion of one of the parties;

                  14.2.3 the arbitrators shall proceed to the arbitration according to the procedure they shall determine. They shall have all the necessary powers for the exercise of their jurisdiction, including the power to appoint an expert and the power to act as amiable compositeurs;

                  14.2.4 the arbitrator shall settle any procedural matter in the dispute according to the rules of law agreed by the parties or, failing which, according to the rules of Civil Procedure applicable in the Province of Quebec;

                  14.2.5 an arbitration will only take place in the City of Montreal, in the Province of Quebec;

                  14.2.6 the arbitrators shall have jurisdiction to determine the award, including payment of damages, interest and costs;

                  14.2.7 every decision of the arbitrators, including the final award, shall be rendered by the majority of votes;

                  14.2.8 unless permitted by the court having jurisdiction, no arbitral ruling or decision made by the majority of arbitrators shall be questioned, reviewed or restrained by any proceeding, under any act, unless as otherwise permitted under the law, and both parties agree to be bound by any such decision or award; and

                  14.2.9 the parties agree to comply with any final award within thirty (30) days after it is rendered.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 16
================================================================================


     Notwithstanding anything provided above, nothing shall prevent any party to petition or otherwise apply to a judge or a court having jurisdiction to seek injunctive relief in the event of any breach of this Agreement as to provision dealing with Intellectual Property or confidentiality, without prejudice to any other remedy available to such a party.

15       REPRESENTATIONS AND WARRANTIES

         15.1 Each of the parties represents and warrants that:

                  i)       it has the rights to enter into this Agreement;
                           and,

                  ii) it will not, to its best knowledge, infringe upon the Intellectual Property Rights of any person or entity by fulfilling its obligations under this Agreement.

16       INSURANCE

         16.1 DCX shall, at its sole cost and expense procure, maintain, pay for and keep in force insurance as specified in paragraphs
                  16.2 and 16.3, placed with insurance companies acceptable to BELL.

         16.2 Comprehensive general liability coverage on an occurrence basis in an amount of $10 millions combined single limit for bodily injury and property damage. Said coverage shall include contractual, owners and contractors protective, products/completed operations, occurrence property damage, personal injury and contingent employer's liability endorsements, a cross liability clause, name BELL as an additional named insured and contain a severability of interests clause.

         16.3 Umbrella/Excess Liability coverage in an amount of $5 millions excess of coverage specified in 16.2 above.

         16.4 The limits set forth in paragraphs 16.2 and 16.3 may be increased by BELL from time to time during the term of this Agreement to at least such minimum limits as shall then be customary in respect of comparable situations.

         16.5 All policies purchased by DCX shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by BELL.

         16.6 All insurance must be in effect on or before the beginning of the Term and shall remain in force throughout the Term and renewal thereof. If DCX fails to maintain

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 17
================================================================================

                  the coverage, BELL may pay the premiums therein and obtain reimbursement of same from DCX.

         16.7 DCX shall submit certificates of insurance and/or copies of policies reflecting the coverages specified in paragraphs 16.2 and 16.3 above prior to the beginning of the Term, to the address shown below. DCX shall arrange for BELL to receive thirty (30) days advance notice of cancellation or any material change to DCX insurance policies from its insurance company.

         16.8 DCX must also conform to the recommendation(s) made by BELL's insurers and Fire & Safety protection consultants which DCX has already agreed to or to such recommendations it shall hereafter agree to.

         16.9 Failure by DCX to comply with the provisions of this Section will be deemed a material breach of this Agreement.

17       REGULATORY APPROVAL

         17.1 This Agreement and all rates, charges, terms and conditions are subject to all applicable regulatory approvals and requirements.

18        TERMINATION

         18.1 In the event that one of the parties becomes insolvent or bankrupt, the other party shall be entitled to terminate this Agreement.

         18.2 Upon termination of this Agreement under Section 18.1, BELL will remain the absolute owner of the Equipment.

         18.3 In the event that one of the parties to this Agreement is in breach of a material provision of this Agreement and such breach is not adequately remedied within thirty (30) days of receipt of written notice of the material breach, then final rdesolution of the breach shall be submitted to binding arbitration.

19       WARRANTY AND INDEMNIFICATION

         19.1 Neither party shall be liable to the other for any indirect, incidental, consequential or special damages arising out of or in connection with this Agreement even if notified of the possibility of such damages.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 18
================================================================================


         19.2 Each party indemnifies the other party in respect of any claims for personal injury or death, or property damage (including damage to property of the indemnified party) arising from any act or omission of the indemnifying party, its servants, agents, or employees.

         19.3 Without restricting the generality of Section 19.2, and notwithstanding any other provisions in this Agreement, and unless such is the direct result of BELL's negligence or willful act or that of its employees, agents or representatives, DCX shall:

                  19.3.1 Indemnify and save harmless BELL, its directors, officers, employees and agents from and against any and all manner of liabilities awards, claims, demands, suits, proceedings, actions, causes of actions or other claims which may be brought or made against BELL or such persons, or which BELL or such persons may become subject to;

                  19.3.2 be liable to BELL, its directors, officers, employees and agents for any and all losses, costs, damages and expenses whatsoever (and without limiting the generality of the foregoing any direct losses, costs, damages and expenses of BELL or such persons, including costs as between a solicitor and its own client) which BELL or such persons may sustain, pay or incur;

                  as a result of, arising out of, or in connection with:

                  19.3.3 the performance of this Agreement or the use or maintenance of the Equipment;

                  19.3.4 any breach, violation or non-performance of any condition, covenant, obligation, representation or warranty on the part of DCX pursuant ot this Agreement, any act or omission of DCX in connection with the performance of its obligations under this Agreement,

         19.4 DCX will defend, at its expense, any legal action brought against BELL, a customer or any third party, based on a claim that the Equipment, any part thereof or any other materials provided by DCX infringe upon any patent, copyright, trade secret, or any other proprietary right, provided that DCX is promptly notified once such a claim comes known. DCX is, hereby given the authority to defend any such claim on behalf of BELL but in agreement with BELL's policies. DCX agrees to satisfy any judgment as may be obtained in any such legal action and to indemnify and save BELL harmless against any such judgment. If such a claim arises, or if

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 19
================================================================================


                  in DCX's opinion, is likely to arise, BELL agrees to permit DCX or a third party at DCX's expense, and option, to procure for BELL the right to continue using the Equipment or to replace the Equipment or part thereof with an equivalent non-infringing product. DCX will have no obligation or liability whatsoever arising out of infringement claims based on the use of any part of the Equipment which was modified by another than DCX in a manner which constitutes an infringement.

20       NOTICES

         20.1 The parties hereby agree that any notice, request, demand, consent, approval, correspondence or other communication required or permitted to be given hereunder, shall be in writing and be sent registered mail, telex, telegram, facsimile, or other agreeable electric means addressed as follows:

                  DCX:                        BELL:
                                              if of a legal nature, to:
                  c/o President
                  DCX Systems Inc.            Corporate Secretary
                  2360 Maryland Road          1050 Beaver Hall Hill
                  Willow Grove, Pensylvania   Montreal
                  19090                       (Quebec) H2Z 1S4

                                              if of administrative nature, to:
                                              Director - Product Line Management
                                              700 La Gauchetiere Street West
                                              Room 7O1
                                              Montreal (Quebec) H3B 4L1

                  All notices or communications provided by this Section shall be considered effective when received.

21       TRANSFER RIGHTS

         21.1 Neither of the parties shall assign, nor in any manner transfer its interest, or any part thereof in this Agreement without the prior written consent of the other party which shall not be necessary for BELL to transfer its rights to a corporation which is an affiliate within the meaning of the now current Business Corporations Act.

         21.2 Any sale or sales aggregating fifty percent (50 %) or more of the capital or voting stock of DCX shall be deemed to be an assignment of this Agreement.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 20
================================================================================


         21.3 Unauthorized assignment shall be deemed to constitute a material breach.

22       ENTIRE AGREEMENT

         22.1 This Agreement and its Appendices contain the entire agreement between the parties hereto relating to the subject matter herein and supersedes any prior agreements, obligations, statements, representations, understandings, communications and negotiations between the parties, whether oral or written. Except as otherwise provided in this Agreement, this Agreement shall bind the parties from and after its signature and the parties hereby agree that there are no terms and obligations, covenants, representations, statements or conditions, oral or written, other than those contained herein.

23       SEVERANCE

         23.1 In the event that any of the provisions of this Agreement are held to be illegal, invalid or unenforceable, any such provision shall, to the extent permitted by law, be severed and the remaining provisions of the Agreement remain in full force and effect.

24       BUSINESS RELATIONSHIP

         24.1 The parties agree that this Agreement does not constitute or otherwise establish any form of joint venture or partnership between them and neither party has any right or authority to act as an agent or in any other manner on behalf of or as a representative of the other party for any purpose whatsoever.

         24.2 The obligations of the parties under this Agreement are divisible in all respects and, subject to any other express clause to the contrary, the parties expressly exclude solidary liability.

25       SUCCESSORS AND ASSIGNS

         25.1 This Agreement shall inure to the benefit of the parties and their successors and assigns and shall be binding upon BELL, DCX and NUMEREX CORP. and their authorized successors and assigns.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 21
================================================================================


26       PUBLICITY

         26.1 BELL and DCX agree to submit to one another all advertising, sales, promotions and other publicity matters relating to any services and products furnished by either of them, wherein the other's name is mentioned or language used from which the connection of the other's name therewith may, in its judgment, be inferred or implied. Each party further agrees not to publish or use any such advertising, sales promotion or publicity without the written consent of the other, consent which shall be given or denied at the party's discretion.

         26.2 BELL and DCX shall exercise the best of their abilities in every respect and shall use their best effort to ensure the Services are promoted and marketed in a professional manner that protects the good name and reputation of the other.

         26.3 The terms of this Agreement shall remain confidential unless its disclosure is rendred necessary by any applicable law.

27       CONFLICT OF INTEREST

         27.1 DCX and NUMEREX CORP. must guard against prejudicial interests and avoid any situation likely to create a conflict of interest between this Agreement and any other situation, occupation or business.

28       CONFIDENTIALITY

         28.1     Confidential Information

                  It is anticipated that with respect to any matter related to this Agreement, it may be necessary for the parties to exchange "Confidential Information". Confidential
                  Information is information of the parties or of their suppliers, whether written or in any other tangible form, or oral including, but not limited to, plans drawings and information related to design, technical, performance, sales, financial, personnel, contractual and marketing matters, including contracts, ideas and concepts, as well as software, belonging to either of the parties or to their suppliers and which is provided in relation to this Agreement. Confidential Information shall remain the property of the disclosing party or of its suppliers as the case may be, and will be returned to the disclosing party upon written request together with all copies that could have been made, unless otherwise agreed upon in writing.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 22
================================================================================


         28.2     Protection of Confidential Information

                  Confidential Information shall:

                  28.2.1 be protected by the receiving party, using the same degree of care as used to protect similar valuable information;

                  28.2.2 be used and reproduced by the receiving party solely for the purposes of this Agreement; and

                  28.2.3 be disclosed only to those persons having a need to know, the whole subject to appropriate confidentiality undertaking reproducing at a minimum the content of this Section 28.

         28.3     Non-Confidential Information

                  The following shall not be deemed Confidential Information:

                  28.3.1 information already known to the receiving party as evidenced by documentation of said party;

                  28.3.2 information which is or becomes publicly known through no fault of the receiving party;

                  28.3.3 information rightfully received from a third party without similar restrictions and without breach of this Agreement;

                  28.3.4 information approved by the disclosing party in writing for release or use by the receiving party.

         28.4 Notwithstanding, the preceding, all information BELL holds concerning a customer, except for the customer's name, address and listed telephone number, is confidential. Any such information BELL discloses for the sole purpose of enabling DCX to perform its obligations fully hereunder and is therefore disclosed to it in confidentiality, and DCX undertakes to use it solely for the purposes hereof; DCX also undertakes not to disclose it to anyone whatsoever, including any of its employees not requiring this information, unless such disclosure is required by legal authorities; generally, DCX undertakes to take all possible care and measures necessary to protect the confidentiality of this information and to use it only in the manner prescribed by BELL for the purposes hereof.

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 23
================================================================================


29       WAIVER

         29.1 No waiver by any party or any breach by any other party of any terms, condition, or other provision of this Agreement shall be deemed a waiver of any breach whether of the same or any other provision.

30       AMENDMENT

         30.1 This Agreement shall not be modified, varied, amended, or supplemented except by an instrument in writing executed by both parties.

31       TIME OF ESSENCE

         31.1 Time is of the essence in any matter relating to the performance of this Agreement.

32       LANGUAGE

         32.1 The parties hereto have requested that this Agreement as well as any other documents pertaining to this Agreement be drafted in the English language. Les parties aux presentes ont requis que cet accord ainsi que tout document s'y rapportant soient rediges en anglais.

33       LAW AND DOMICILE

         33.1 This Agreement shall be governed, construed and interpreted in all respects in accordance with the laws of the province of Quebec and the applicable laws of Canada.

         33.2 The parties elect domicile for all matters relating to this Agreement in the judiciary district of Montreal (Quebec).

34       INTERVENTION

         34.1 To these presents intervened NUMEREX CORP., a corporation incorporated under the laws of Pennsylvania, having its principal place of business at 2360 Maryland Rd., Willow Grove PA 19090, represented and acting by John J. Reis, its President after having taken communication of these presents and declaring to be satisfied therewith, binds itself as surety for each and every obligation contracted hereinabove by DCX, hereby binding itself solidarily with DCX,

TEAMING AGREEMENT
between DCX SYSTEMS LTD. and BELL CANADA                                 Page 24
================================================================================

                  making of the whole its personal affair and consequently renouncing the benefits of division and discussion.

35       TAXES

         35.1 DCX declares that his registration numbers under the Act respecting the Quebec Sales Tax and the Excise Tax Act are as follows and that the registrations have not been cancelled and are not in the process of being cancelled:

                  i)       Quebec Sales Tax (QST):        Applied for
                  ii)      Goods and Services Tax (GST):  Applied for
                  iii)     Ontario Sales Tax (OST):       Applied for

         35.2 BELL declares that its registration numbers under the Act respecting the Quebec Sales Tax and the Excise Tax Act are as follows and that the registrations have not been cancelled and are not in the process of being cancelled:

                  i)       Quebec Sales Tax (QST):                 1002969366
                  ii)      Goods and Services Tax (GST):           123614125

36       ESCROW AGREEMENT

         36.1 The parties agree to diligently execute the Source Code Escrow Agreement in the same form as the one attached hereto as Appendix "E" and forming part hereof.

IN WITNESS WHEREOF the parties hereto have, through their duly authorized representative, executed this Agreement on the 19th day of August, 1997.

DCX SYSTEMS LTD.                        BELL CANADA

--------------------------------        ----------------------------------------
Per      Charles L. McNew               Per      Michel Plouffe
         Vice-President and                      Director - Product Line Manager
         Chief Financial Officer

NUMEREX CORP.

--------------------------------
Per      John J. Reis
         President

                             APPENDIX B "EQUIPMENT"
================================================================================

Pairs of message switches hardware DEC Alpha from 32 to 160 port Message switch software DEC Alpha from 32 ports to 160 ports Scanners, Rscanners and Nscanners as specified by Bell VSIM's, ESIM's with In-band signalling and X-R modules Possible pairs of PC's & appropriate software for future applications